AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 21, 1998
                                                    REGISTRATION NO. 333-
-------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               -------------------

                             ATLANTIS PLASTICS, INC.
             ------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                    FLORIDA                                  06-1088270
        -------------------------------                ----------------------
        (STATE OR OTHER JURISDICTION OF                    (IRS EMPLOYER
        INCORPORATION OR ORGANIZATION)                 IDENTIFICATION NUMBER)

                          1870 THE EXCHANGE, SUITE 200
                             ATLANTA, GEORGIA 30339
                    ----------------------------------------
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                 ATLANTIS PLASTICS, INC. 1998 STOCK OPTION PLAN
                 ----------------------------------------------
                            (FULL TITLE OF THE PLAN)

                               -------------------

                                 ANTHONY F. BOVA
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                          1870 THE EXCHANGE, SUITE 200
                             ATLANTA, GEORGIA 30339
                     ---------------------------------------
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (800) 497-7659
          -------------------------------------------------------------
          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                    COPY TO:

                              MICHAEL W. HEIN, ESQ.
                             GREENBERG TRAURIG, P.A.
                              1221 BRICKELL AVENUE
                              MIAMI, FLORIDA 33131
                                 (305) 579-0500

                               -------------------

                         CALCULATION OF REGISTRATION FEE
==================================================================================================================================

                                                                   PROPOSED MAXIMUM            PROPOSED
          TITLE OF SECURITIES                 AMOUNT TO BE          OFFERING PRICE        MAXIMUM AGGREGATE          AMOUNT OF
           TO BE REGISTERED                    REGISTERED            PER SHARE (1)        OFFERING PRICE(1)       REGISTRATION FEE
------------------------------------------------------------------------------------------------------ ---------------------------
CLASS A COMMON STOCK,
  $.10 PAR VALUE..................           200,000 SHARES            $6.3125                $1,262,500.00          $373.00
======================================== =========================================================================================

(1) Estimated solely for the purpose of calculating the registration fee and computed in accordance with Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low sale price of the Class A Common Stock on the American Stock Exchange on September 16, 1998.

                                Page 1 of 6 Pages
                           Exhibit Index at Page II-6

           PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The Registrant hereby incorporates by reference into this Registration Statement the following documents filed with the Securities and Exchange Commission (the "Commission") by the Registrant or portions thereof as indicated:

         (a) the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

         (b) the Registrant's quarterly report on Form 10-Q for the three months ended March 31, 1998 and for the six months ended June 30, 1998;

         (c) the Registrant's Current Report on Form 8-K filed April 8, 1998, as amended;

         (d) the Registrant's Schedule 14A filed April 17, 1998 in connection with the Company's 1998 Annual Shareholders Meeting;

         (e) all other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since January 1, 1998; and

         (f) the description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A, including any amendments to such description in such Registration Statement.

         In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant has authority under Section 607.0850 of the Florida Business Corporation Act to indemnify its directors and officers to the extent provided in such statute. The Registrant's Articles of Incorporation provide that the Registrant shall indemnify and shall advance expenses on behalf of its officers and directors to the fullest extent not prohibited by law in existence either now or hereafter. The Registrant has also entered into an agreement with each of its directors and certain of its officers wherein it has agreed to indemnify each of them to the fullest extent permitted by law.

         The provisions of the Florida Business Corporation Act that authorize indemnification do not eliminate the duty of care of a director, and in appropriate circumstances equitable remedies such as injunctive or other forms of nonmonetary relief will remain available under Florida law. In addition, each director will continue to be subject to liability in the event the director breaches or fails to perform his duties as a director and such director's breach of, or failure to perform, such duties constitutes (a) a violation of the criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (b) deriving an improper personal benefit from a transaction; (c) voting for or assenting to an unlawful distribution; (d) willful misconduct or a conscious disregard for the best interests of the Registrant in a proceeding by or in the right of the Registrant to procure a judgment in its favor or in a proceeding by or in the right of a shareholder; and

(e) recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property in a proceeding by or in the right of someone other than the Registrant or a shareholder. The statute does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS

         EXHIBIT
         NUMBER                                        DESCRIPTION
         -------                                       -----------
          4.1           Registrant's Articles of Incorporation(1)

          4.2           Registrant's Bylaws(2)

          4.3           Atlantis Plastics, Inc. 1998 Stock Option Plan

          5.1           Opinion of Greenberg Traurig, P.A.

         23.1           Consent of Independent Accountants, PricewaterhouseCoopers LLP

         23.2           Consent of Greenberg Traurig, P.A. (contained in its opinion  filed as
                        Exhibit 5.1 hereto)

         24.1           Power of Attorney is included in the Signatures section of this
                        Registration Statement
----------------------

(1)     Incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form 8-B filed on
        June 7, 1994.

(2)     Incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form 8-B filed on
        June 7, 1994.

ITEM 9.  UNDERTAKINGS

         (a)       The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)      To include any prospectus required by
                                    Section  10(a)(3) of the Securities Act
                                    of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                                    PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia on September 21, 1998.

                             ATLANTIS PLASTICS, INC.

                                         By:/S/ PAUL RUDOVSKY
                                            -----------------------------------
                                             Paul Rudovsky
                                             Executive Vice President,
                                             Finance and Administration
                                             (Principal Financial Officer)


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Earl W. Powell and Phillip T. George, M.D. his true and lawful attorneys-in-fact, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto, and other documents to be filed in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or their substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

              SIGNATURE                                  TITLE                              DATE
              ---------                                  -----                              ----
/S/EARL W. POWELL                                Chairman of the Board               September 21, 1998
---------------------------------
Earl W. Powell

/S/PHILLIP T. GEORGE, M.D.                     Director and Vice Chairman            September 21, 1998
---------------------------------
Phillip T. George, M.D.

/S/ANTHONY F. BOVA                             President, Chief Executive            September 21, 1998
---------------------------------                 Officer and Director
Anthony F. Bova                               (principal executive officer)

/S/PAUL RUDOVSKY                           Executive Vice President, Finance         September 21, 1998
---------------------------------                  and Administration
Paul Rudovsky                                (principal financial officer)

/S/CHARLES D. MURPHY, III                               Director                     September 21, 1998
---------------------------------
Charles D. Murphy, III

/S/CHESTER B. VANATTA                                   Director                     September 21, 1998
---------------------------------
Chester B. Vanatta

/S/LARRY D. HORNER                                      Director                     September 21, 1998
---------------------------------
Larry D. Horner

/S/CESAR L. ALVAREZ                                     Director                     September 21, 1998
---------------------------------
Cesar L. Alvarez


                                  EXHIBIT INDEX

         EXHIBIT
         NUMBER                                        DESCRIPTION
         ------                                        -----------
          4.3           Atlantis Plastics, Inc. 1998 Stock Option Plan

          5.1           Opinion of Greenberg Traurig, P.A.

         23.1           Consent of Independent Accountants, PricewaterhouseCoopers LLP